UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2026

PAMT CORP
(Exact name of registrant as specified in its charter)

Nevada	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PAMT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 30, 2026, at which nine directors were elected to serve as the Board of Directors until the next Annual Meeting of Shareholders, the compensation of the named executive officers of the Company for 2025 was approved, and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2026 was ratified by the Company’s shareholders. Final vote tabulations are indicated below:

(1)	Election of nine director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Bishop	19,037,997	461,246	682,515
Frederick P. Calderone	17,126,035	2,373,208	682,515
W. Scott Davis	18,832,328	666,915	682,515
Edwin J. Lukas	17,125,741	2,373,502	682,515
Franklin H. McLarty	19,030,516	468,727	682,515
H. Pete Montaño	19,038,297	460,946	682,515
Matthew J. Moroun	16,964,694	2,534,549	682,515
Matthew T. Moroun	16,563,257	2,935,986	682,515
Lance K. Stewart	16,857,841	2,641,402	682,515

(2)	Proposal to approve, on a non-binding advisory vote basis, named executive officer compensation for 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,146,400	247,974	104,869	682,515

(3)	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,081,339	91,512	8,907	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMT CORP
(Registrant)

Date: May 5, 2026	By:	/s/ Daniel C. Kleine
Daniel C. Kleine Senior Vice President of Finance and Treasurer